UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

LMI AEROSPACE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

This Schedule 14A filing consists of the following communications relating to the Agreement and Plan of Merger (the “Merger Agreement”) among LMI Aerospace, Inc. (the “Company”), Sonaca S.A., a limited liability company validly existing under the laws of Belgium (the “Parent”), Sonaca USA Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Parent, and Luminance Merger Sub, Inc., a Missouri corporation and indirect, wholly-owned subsidiary of the Parent (“Sub”), providing for the merger (the “Merger”) of Sub with and into the Company with the Company continuing as the surviving corporation:

(i)	Transcript of Daniel G. Korte’s Remarks at All-Employee Meeting held on February 17, 2017.

Each item listed above was first used or made available on February 17, 2017.

LMI Aerospace, Inc (Internal Update) February 17, 2017

Corporate Speakers:

•	Daniel Korte; LMI Aerospace; CEO

PRESENTATION

Daniel Korte: Good morning. This is Dan Korte.

Before we start off today, I’d just like to say that we’re going to be discussing certain matters that inherently involve forward looking statements and a proposed merger transaction that ultimately may or may not be consummated. As a result, I’d just like to caution all of you to refer to risk factors included in our SEC reports where you’ll find a more detailed discussion of those risks and uncertainties. Also, in connection with the proposed merger that we will be discussing today, we will be filing certain documents including a proxy statement with the securities and exchange commission in the future which I would also encourage all of you who are shareholders to read because they will contain important information. These documents can be found when filed on the SEC’s Web Site.

I’ve asked you to come together to talk about the announcement we made last night regarding the merger agreement we have signed to be acquired by Sonaca Group. First, please know that sending out an e-mail late at night was not our preferred way of sharing this news with all of you, our valued employees. After three months of careful consideration and fine-tuning this deal to benefit all parties, we reached a final agreement last night and had to sign and announce it publicly right away.

Our guiding principle certainly is to tell our employees about Company news first. However, as a publicly traded Company, we must follow rules set by the U.S. Securities and Exchange Commission and our stock exchange, NASDAQ. And that means that there are times when we simply cannot share news with our employees until we’ve also made the news public. This was just that kind of time.

So what’s happening? Sonaca is a privately held global aero structures Company headquartered in Gosselies, Belgium near Brussels. Under the merger agreement, Sonaca will acquire all shares of LMI stock. Upon transaction closing, we will no longer operate as a publicly traded Company and instead will operate as LMI Aerospace, a member of the Sonaca Group with LMI headquarters remaining in St. Louis.

I will continue to serve as chief executive officer of LMI. Instead of reporting to the LMI board of directors as I do today, I will report to Bernard Delvaux, Sonaca chief executive officer. Other members of the LMI senior leadership team also will remain in place and will continue their reporting relationships. We don’t expect significant changes in how we operate day to day.

While we will be a member of the Sonaca Group, we will continue to operate as a separate entity. Sonaca recognizes the autonomy we need to operate as a US Company and they don’t want to disrupt our ability to execute. So let me talk about how this deal got started. Just to be clear, we were not looking to sell LMI. Sonaca approached us with an unsolicited offer on the 4th of November regarding this potential acquisition. After careful consideration and fine-tuning this deal to benefit all parties, our board of directors approved the transaction last night. We believe this deal delivers the best value to our shareholders, supports LMI’s growth strategy, and is a positive change for our employees. So tell me a little more about Sonaca and how this deal benefits both LMI and Sonaca.

Sonaca’s a very complementary business to ours with respect to both their revenue and capabilities. Some have even described Sonaca as the LMI of Europe. Their 2015 revenue was approximately 380 million Euros. That’s roughly 404 million dollars. They specialize in design, build and manufacturing of moveable wing skin and leading edges supported by capabilities in metal fabrication, processing, and composites.

Along with their headquarters and operations in Belgium, they also have operations in China, Romania, Canada, and Brazil. They currently do not have a presence in the United States and the other countries where LMI is located. Acquiring LMI supports Sonaca Group’s vision to expand its capabilities in the United States and together broaden our global presence.

As we have minimal overlap in our current customers, we see great opportunity for both companies in terms of market expansion. Sonaca has built strong relationships with their primary customers, Airbus and Embraer. Having access to these customers to potentially purchase the parts we manufacture today will be a great benefit to our organization. Similarly, Sonaca will benefit from our expansive work statements and deep relationships with Spirit, Boeing, and Gulfstream. The two companies coming together will make us the largest Company in our space. LMI will have a larger global presence and will be supported by a parent Company with deeper capital resources than what we have now and an interest in the success of our operations and supporting and developing our employees. So what are the next steps? We will now begin working to obtain shareholder and regulatory approvals required to close the deal. We’ll keep you updated as we progress through the transaction towards closure. We expect the deal to close by roughly midyear. So we thought a little bit in advance and know you probably have some questions and understand that right now this news is a surprise to most of you. I know it’s a lot of information to process. We recognize that you will likely have questions in the coming days.

For now, I will address a few key questions we think will be of most interest to our employees. The first one is, will any LMI sites close as a result of this acquisition? I can tell you there are no plans to close any sites as a result of the acquisition. We will continue to evaluate our operations and overall organization as we did before the acquisition to ensure we’re driving the highest level of efficiency and effectiveness across the business. Another question might be, will there be any workforce reductions as a result of this acquisition? I can tell you again there are no plans for a reduction in force as a result of this acquisition. However, as the two businesses come together, we will be reviewing the organization to determine the right structure for the future.

Will your manager change? At this time, the senior leadership team will remain in place and continue their current reporting relationships and we don’t anticipate any significant organizational changes as a result of this acquisition.

You might ask will my benefits change? There will be no immediate changes to the benefit plans as a result of the acquisition. We will continue to evaluate our benefit offerings each year as we have in the past.

So to wrap up, we do have to end this meeting now so that we can tend to a few other matters relative to this news, including a lot of customer calls and to be available to the news media.

I want you to know that it is the great work of all of you, all of our employees that has helped LMI grow to the place it is now. It is your continued work with LMI operating as a member of the Sonaca Group that will help us become even better. Again, I truly believe this is a great opportunity for LMI and our employees. It is an opportunity for our business to grow. We expect to have greater access to an expanded customer base and new capital resources which we believe will support capital investments, expand research and development, broaden our global presence, and take us to the next level. I encourage each of you to reach out to your managers, supervisors, HR, or any LMI leader to answer questions you may have or to help get the answer. We want you to feel comfortable to ask about anything you want to know and we’ll answer what we can. LMI is a great organization with great employees and a great future ahead as we operate as a member of the Sonaca Group. I’m excited for what’s to come and to continue to work with you.

Thanks for joining today’s call.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.lmiaerospace.com or by directing a request to: LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, (636) 946-6525.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2015, as filed with the SEC on March 17, 2016, and its definitive proxy statement for its 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 29, 2016. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the Merger the Company will file with the SEC and furnish to the Company’s shareholders.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Merger and related transactions and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, uncertainties and other factors that could cause the actual results to differ materially from such forward-looking statements, including, but not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or conditions to the closing of the Merger may not be satisfied or waived, (2) the failure to obtain the approval of the Merger by the Company’s shareholders or the failure to satisfy the closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger, (4) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (5) the transaction may involve unexpected costs, liabilities or delays, (6) the Company’s business may suffer as a result of the uncertainty surrounding the transaction, (7) the outcome of any legal proceeding relating to the transaction, (8) the Company may be adversely affected by other economic, business and/or competitive factors, and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2016 Annual Report on Form 10-K, as amended, the Company’s quarterly reports on Form 10-Q and Current Reports on Form 8-K.